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Exhibit 3.9

STATE OF TENNESSEE

CERTIFICATE OF INCORPORATION

NAME:	FIRST: The name of this corporation is: TENNESSEE NUCLEAR SPECIALTIES, INC.
ADDRESS:	SECOND: The address of the principal office of this corporation in the State of Tennessee is: 126 SPRING STREET JOHNSON CITY, TENNESSEE (WASHINGTON COUNTY)
BUSINESS:	THIRD: The general nature of the business to be transacted by this corporation is:

To manufacture, produce, purchase, or otherwise acquire, own, deal in, sell or otherwise dispose of metals, metallurgical products, chemicals and compounds of every kind and character, and all articles or materials necessary or useful in connection therewith, and in general, goods, wares, and merchandise of every description.
STOCK:
FOURTH: The maximum number of shares of stock which this corporation is authorized to have outstanding at any one time shall be TWO THOUSAND (2,000) shares of common stock, of no par value, in which shall be vested all the powers and privileges of the stockholders of this corporation.
INITIAL CAPITAL
FIFTH: The amount of capital with which this corporation will begin business shall not be less than and is ONE THOUSAND and no/100ths ($1,000.00) DOLLARS, and when such amount so fixed shall have been subscribed for, all subscriptions for the stock of this corporation shall be enforceable and it shall proceed to do business in the same manner and as fully as though the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed and paid for.
DURATION:	SIXTH: The time and existence of this corporation shall be perpetual.
OTHER PROVISIONS:
SEVENTH: The corporation shall have the power and the privilege to do any and all things, in any way or manner, authorized, permitted or not prohibited to any ordinary domestic corporation organized under the laws of the State of Tennessee.

        We, the undersigned, apply to the State of Tennessee by virtue of the laws of the land, for a Charter of Incorporation for the purposes and with the powers and privileges declared in the foregoing instrument.

        WITNESS our hands this the 2nd day of April, 1969.

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]

ARTICLES OF AMENDMENT TO THE CHARTER

OF

TENNESSEE NUCLEAR SPECIALTIES, INC.

        Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter originally issued April 3, 1969, and recorded in the office of the Secretary of State of Tennessee in Corporate Record Book Miscellaneous A-50, page 3659, to wit:

            The name of this corporation is

          TENNESSEE NUCLEAR SPECIALTIES, INC.

            The amendments adopted are:

To add to Paragraph "SEVENTH", the following new and additional language:

"That the stockholders of this corporation shall not have any preemptive rights to participate in any stock issued by this corporation."

Paragraph "FOURTH" shall hereafter read in full as follows:

"The maximum number of shares of stock which the corporation is authorized to have outstanding any one time shall be 5,000 shares of common stock of no par value, in which shall be vested all the powers and privileges of the stockholders of this corporation."

The foregoing amendments, having been proposed by the Directors of the corporation, after due notice given, were adopted by the Stockholders of said corporation on the 8th day of March, 1973, by a vote of more than a majority of the outstanding stock of said corporation entitled to vote thereon.

The amendment shall be effective immediately upon filing with the Secretary of State, under the laws made and provided.

        This 8th day of March, 1973.

TENNESSEE NUCLEAR SPECIALTIES, INC.
/S/ [ILLEGIBLE] PRESIDENT

ATTEST:
/s/ [ILLEGIBLE] SECRETARY

ARTICLES OF AMENDMENT TO THE CHARTER

OF

TENNESSEE NUCLEAR SPECIALTIES, INC.

        Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

The name of this corporation is

        TENNESSEE NUCLEAR SPECIALTIES, INC.

The amendments adopted are:

Paragraph "FIRST" shall hereafter read in full as follows:

"That the name of this corporation is:

TNS INC."

Paragraph "SECOND" shall hereafter read in full as follows:

"That the address of the principal office of this corporation in the State of Tennessee is:

        P.O. Box 158, Old Highway 11 East
        Jonesboro, Tennessee 37659"

The foregoing amendments were duly adopted by the unanimous written consent of the shareholders on September 27, 1978.

        Dated October 31, 1978.

TENNESSEE NUCLEAR SPECIALTIES, INC.
By:	/s/ B.H. MCFEELY B.H. McFeely, Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

TNS INC.

        Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

The name of this corporation is:

        TNS INC.

The amendment adopted is:

        Paragraph "FIRST" shall hereafter read in full as follows:

        "That the name of this corporation is:

AEROJET HEAVY METALS COMPANY

The foregoing amendment was duly adopted by the unanimous written consent of the shareholders on November 13, 1984.

Dated: November 29, 1984.

TNS INC.
By:	/s/ D.G. DENNIS D.G. Dennis, Vice President and Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

AEROJET HEAVY METALS COMPANY

        Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

The name of this corporation is:

        AEROJET HEAVY METALS COMPANY

The amendment adopted is:

        Paragraph "FIRST" shall hereafter read in full as follows:

        "That the name of this corporation is:

AEROJET ORDNANCE TENNESSEE, INC.

The foregoing amendment was duly adopted by the unanimous written consent of the shareholders on November 14, 1986.

Dated: November 26, 1986

AEROJET HEAVY METALS COMPANY
By:	/s/ E.R. ELKO E.R. Elko President

ARTICLES OF AMENDMENT TO THE CHARTER

OF

AEROJET ORDNANCE TENNESSEE

        Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

          The name of the corporation is:        Aerojet Ordnance Tennessee.

The text of each amendment adopted is:

        P.O. Box 399
        Old Hwy. 11-E
        Jonesborough, TN 37659

The corporation is a for-profit corporation.

The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

The amendment was duly adopted on July 16, 1990 by the board of directors without shareholder approval, as such is not required.

If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is

, 19	(date)	(time).

[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]

7-16-90 Signature Date	Aerojet Ordnance Tennessee Name of Corporation
Assistant Secretary Signer's Capacity	/s/ Charles W. Montford Signature
Charles W. Montford Name (typed or printed)

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  Exhibit 3.9
STATE OF TENNESSEE CERTIFICATE OF INCORPORATION
ARTICLES OF AMENDMENT TO THE CHARTER OF TENNESSEE NUCLEAR SPECIALTIES, INC.
ARTICLES OF AMENDMENT TO THE CHARTER OF TENNESSEE NUCLEAR SPECIALTIES, INC.
TNS INC."
ARTICLES OF AMENDMENT TO THE CHARTER OF TNS INC.
AEROJET HEAVY METALS COMPANY
ARTICLES OF AMENDMENT TO THE CHARTER OF AEROJET HEAVY METALS COMPANY
AEROJET ORDNANCE TENNESSEE, INC.
ARTICLES OF AMENDMENT TO THE CHARTER OF AEROJET ORDNANCE TENNESSEE